As filed with the Securities and Exchange Commission on May 21, 2008.
Registration No. 333-151038

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Commercial Lines Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3177794 (I.R.S. Employer Identification No.)
1701 E. Market Street
Jeffersonville, Indiana 47130
(Address, Including Zip Code, of Principal Executive Offices)

American Commercial Lines Inc. 2008 Omnibus Incentive Plan
(Full Title of the Plan)
American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors
(Full Title of the Plan)
American Commercial Lines Inc. 2005 Stock Incentive Plan
(Full Title of the Plan)

Dawn R. Landry
American Commercial Lines Inc.
1701 E. Market Street, Jeffersonville, Indiana 47130
(812) 288-0100
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
Amy Bowerman Freed, Esq.
Hogan & Hartson LLP
875 Third Avenue
New York, New York 10022
Telephone: (212) 918-3000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title Of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Unit	Price	Fee

Common Stock, par value $0.01 per share	3,000,000	(1)	(1)	(1)

Common Stock, par value $0.01 per share	986,188	(2)	(2)	(2)

Common Stock, par value $0.01 per share	55,512	(2)	(2)	(2)

Common Stock, par value $0.01 per share	1,819,717	(2)	(2)	(2)

(1)	American Commercial Lines Inc. previously paid the registration fee for these shares pursuant to the Registration Statement on Form S-8 (File No. 333-151038) filed with the Securities and Exchange Commission on May 20, 2008.

(2)	American Commercial Lines Inc. previously paid the registration fee for these shares pursuant to the Registration Statement on Form S-8 (File No. 333-129105) filed with the Securities and Exchange Commission on October 18, 2005, and such shares and the applicable registration fee were carried over to the Registration Statement on Form S-8 (File No. 333-151038) filed with the Securities and Exchange Commission on May 20, 2008.
EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 is being filed solely to correct the par value of American Commercial Lines Inc.’s Common Stock in the “Title Of Securities To Be Registered” column of the Calculation of Registration Fee table of the Registration Statement on Form S-8, File No. 333-151038, filed with the Securities and Exchange Commission on May 20, 2008.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 (plan information and Registrant information) have been or will be sent or given to participants in the American Commercial Lines Inc. 2008 Omnibus Incentive Plan, the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors and the American Commercial Lines Inc. 2005 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The following documents filed with the SEC by American Commercial Lines Inc. (the “Company”) are incorporated herein by reference:
(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 27, 2008;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed with the SEC on May 8, 2008;

(c)	the Company’s Current Reports on Form 8-K filed February 22, 2008, March 20, 2008, April 2, 2008, April 8, 2008 and May 19, 2008;

(d)	the Company’s Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed with the SEC on April 18, 2008 and supplemented on May 14, 2008;

(e)	the description of the common stock, par value $0.01 per share (the “Common Stock”), of the Company contained in the Company’s Registration Statement on Form 8-A, filed on October 6, 2005 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description and set forth in the Form S-8 on October 18, 2006.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Interests of Named Experts and Counsel
     Not applicable.

Item 6.	Indemnification of Directors and Officers
     The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Company’s Certificate of Incorporation, as amended, and Second Amended and Restated Bylaws provide for the indemnification of the Company’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:
•	transaction from which the director derives an improper personal benefit,

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or redemption of shares, or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Company’s Certificate of Incorporation, as amended, includes such a provision.
     Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
     As permitted by the Delaware General Corporation Law, the Company has entered into indemnification agreements with each of its directors that require the Company to indemnify such persons who are made a party to or threatened to be made a party to or a participant in any proceeding, other than a proceeding by or in the right of the Company to procure a judgment in its favor, against all expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses), judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred by any such person or on his or her behalf in connection with such proceeding or claim, issue or matter therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to the indemnification agreements, if such person was, is or is threatened to be made a party to or a participant (as a witness or otherwise) in any proceeding by or in the right of the Company to procure a judgment in its favor, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; however, no indemnification for expenses shall be made in respect of any proceeding, claim, issue or matter as to which such person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (or court hearing appeals therefrom) shall determine that such person is fairly and reasonably entitled to indemnification. Pursuant to the agreements with the Company’s directors, if such persons, by reason of his or her corporate status, serve as a witness in any proceeding to which such persons are not a party, he or she shall be indemnified against all expenses actually and reasonable incurred in connection therewith.
     The Company has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7.	Exemption from Registration Claimed
     Not applicable.

Item 8.	Exhibits
     See the attached Exhibit Index.

Item 9.	Undertakings
     The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeffersonville, State of Indiana, on May 21, 2008.

AMERICAN COMMERCIAL LINES INC.
By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 21, 2008.

Signature	Title

* Michael P. Ryan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas R. Pilholski Thomas R. Pilholski	Senior Vice President, Chief Financial Officer (Principal Financial Officer)

Signature	Title

* Tamra L. Koshewa	Vice President, Finance and Corporate Controller (Principal Accounting Officer)

* Clayton K. Yeutter	Chairman of the Board of Directors

* Eugene I. Davis	Director

* Richard L. Huber	Director

* Nils E. Larsen	Director

* Emanuel L. Rouvelas	Director

* R. Christopher Weber	Director
     The undersigned by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to this Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Attorney-in-Fact

EXHIBIT INDEX

Document
Exhibit		Incorporated by
Number	Description	Reference

5.1	Opinion of Hogan & Hartson L.L.P.	*

23.1	Consent of Ernst & Young LLP	*

23.2	Consent of Hogan & Hartson L.L.P.	*

24.1	Power of Attorney	*

99.1	American Commercial Lines Inc. 2008 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 99.1 of Form 8-K filed by American Commercial Lines Inc., File No. 000-51562, on May 19, 2008)

99.2
American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.12 of the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on April 29, 2005)

99.3
American Commercial Lines Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.27 of Amendment No. 1 to the Registration Statement on Form S-4 of American Commercial Lines LLC and ACL Finance Corp., File No. 333-124454, filed on May 27, 2005)

99.4
Amendment to Equity Award Plan for Employees, Officers and Directors (incorporated herein by reference to Exhibit 10.31 of the Registration Statement on Form S-1 of American Commercial Lines Inc., File No. 333-126696, filed on July 19, 2005)

*	Filed previously